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                                                                    EXHIBIT 23.7

                       [Letterhead of Francis & Co., CPAs]

                       CONSENT OF FRANCIS & COMPANY, CPAs

         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to Registration Statement on Form S-4 and the related Prospectus of United Community Bancorp for the registration of 2,121,000 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2001, with respect to the consolidated financial statements and schedules of Community Bancshares, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Francis & Co., CPAs

Atlanta, Georgia
November 14, 2002